UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        April 19, 2005

Affiliated Managers Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street
Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02        Unregistered Sales of Equity Securities.

On April 19, 2005, Affiliated Managers Group, Inc. (“AMG”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with First Asset Management Inc. (“First Asset”), the shareholders of First Asset and certain of First Asset’s other securityholders (collectively, the “Securityholders”) pursuant to which AMG has agreed to acquire (the “Transaction”) First Asset for approximately US$250 million (including repayment of existing First Asset indebtedness).

Under the Securities Purchase Agreement, two of the Securityholders will receive shares of AMG common stock as consideration in lieu of cash consideration.  If such Securityholders were to receive cash rather than shares as consideration, they would receive an aggregate of approximately US$26 million, subject to adjustment between the signing and closing of the Transaction based on changes in First Asset’s levels of assets under management, total indebtedness and working capital, the U.S.-Canadian monetary exchange rate and other similar factors. The recipients of AMG common stock will receive a number of shares based on the cash consideration they otherwise would have been entitled to receive and a formula tied to the average closing price of AMG common stock during a specified trading period.  If the closing of the Transaction had occurred on April 19, 2005, the recipients would have been entitled to receive an aggregate of 411,478 shares of AMG common stock. The issuance of AMG common stock in the Transaction will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Securities Act.

Upon the closing of the Transaction, AMG will own equity interests in six Canadian asset management firms: Foyston, Gordon & Payne Inc.; Beutel, Goodman & Company Ltd.; Montrusco Bolton Investments Inc.; Deans Knight Capital Management Ltd.; Triax Capital Corporation; and Covington Capital Corporation. These independent mid-sized investment management firms collectively manage approximately US$23 billion through approximately 100 investment products, including Canadian, U.S. and international value and growth equity products, as well as balanced, fixed income and venture capital products.  Based in Toronto, Montreal, and Vancouver, these firms serve a wide range of institutional investors and high net worth individuals throughout the Canadian marketplace.

The Transaction is expected to be consummated early in the third calendar quarter of 2005, subject to the completion of transaction-related closing conditions, including regulatory approvals.

ITEM 7.01        Regulation FD Disclosure.

The press release issued by AMG on April 19, 2005 regarding the FAMI transaction is attached to this report as Exhibit 99.1.

ITEM 9.01        Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

99.1*	Press Release issued by the Company on April 19, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: April 25, 2005	By:	John Kingston, III
		Name:	John Kingston, III
		Title:	General Counsel and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by the Company on April 19, 2005.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.